UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    October 22, 2020

ATHENA SILVER CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51808	90-0158978
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

2010 A Harbison Drive # 312, Vacaville, CA 95687
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (707)  291-6198

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [   ]

ITEM 8.01	OTHER EVENTS

Effective October 22, 2020 Athena Silver Corporation, a Delaware corporation (“Athena”) and its wholly-owned subsidiary Athena Minerals Inc. entered into a binding letter of intent (“LOI”) with Stronghold Silver Corp.(“Stronghold”) providing for a 45-day period of exclusivity whereby Stronghold will conduct its due diligence and prepare a definitive option to purchase agreement (“Option”) granting to Stronghold the option to purchase a 100% undivided interest in 36 unpatented BLM mining Claims (“Claims”) located in the Calico Mining District in San Bernardino County California (the “Claims”). The Claims are denominated as the Silverado, Lilly, Clipper, California Clipper and Hawaii Clipper Claims.

Under the terms of the LOI, Stronghold would make annual option payments to maintain the Option to purchase the Claims for a purchase price of $1.0 million. The other terms and conditions of the option to purchase are set forth in the LOI, filed herewith as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Item	Title
99.1	Letter of Intent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Athena Silver Corporation

Date: October 28, 2020	By: /s/ John C. Power
John C. Power, President

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